Exhibit 10.27

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT is entered into as of May 13th, 2004, by and among PhotoAccess Technologies, Corp., a Delaware corporation ("Seller") and PhotoWorks, Inc., a Washington corporation ("PhotoWorks") and PhotoWorks Digital Imaging, Inc. , a Washington corporation and a wholly-owned subsidiary of PhotoWorks ("Buyer").

                                    RECITALS

      A. Seller is engaged in the business of providing services that enable the delivery of film-quality digital prints and photo merchandise through on-line points of sale (the "Services").

      B. Buyer desires to purchase and Seller desires to sell substantially all of the assets of Seller used or held in connection with the Services.

      NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. Sale and Purchase of Assets.

      1.1 Transfer of Assets. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3 (the "Closing"), Seller shall sell, assign, grant and transfer to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in and to substantially all of the assets of Seller, including the following assets (the "Assets"):

            (a) The PhotoAccess.com Website and Fulfillment Platform. All rights, title and interest in and to the Seller's website and fulfillment platform, including without limitation, all (i) equipment owned by Seller and used in connection with the Services and listed on Schedule 1.1(a)(i) (the "Hardware"), (ii) all software owned or licensed by Seller and used in connection with the Services and listed on Schedule 1.1(a)(ii), including all improvements, corrections, modifications, updates and enhancements thereto (the "Software"), and (iii) all documentation used in the development and updating of the Software, including without limitation, design or development specifications or reports, and related correspondence and memoranda, and all end-user instruction manuals that usually accompany the Software instructing end-users in the use of the Software, whether in printed or electronic form (collectively, the "Documentation");

            (b) Seller Intellectual Property. All rights, title and interest in and to intangible property of Seller used in the Services (whether owned, used, registered in the name of, or licensed by Seller or in which Seller otherwise has an interest), including, without limitation, all research, development, computer source and object code, trade secrets, copyrights, patents, patent applications, trademarks, trade names, trade dress, service marks and Internet domain and other names (either registered, common law or registration applied for), inventions, know-how and other proprietary rights, including, without limitation, those listed on Schedule 1.1(b) (together with the Hardware, Software and Documentation, the "Seller Technology");

            (c) Contracts. All rights in and to the agreements and contracts to which Seller is a party or beneficiary related to the Services and used or intended to be used in Seller's business as conducted as of the Closing Date, including without limitation, the agreements listed on Schedule 1.1(c) (the "Third-Party Technology Contracts");

            (d) Fixed Assets and Tangible Personal Property. The fixed assets and tangible personal property of Seller, including photo finishing equipment, listed on Schedule 1.1(d) (the "Personal Property");

            (e) Customer Lists. All customer lists of Seller (the "Customer Lists") and all files, records and documents (including credit information and stored digital images) relating to customers of Seller prior to Closing that are stored on the Hardware.

            (f) In Process Orders. All orders that are entered or have not been fulfilled as of the close of business on April 30, 2004 shall be the property of Buyer and Buyer shall be entitled to all revenues therefrom. The fulfillment of such orders shall be Buyer's sole responsibility.

            (g) Accounts Receivable. All accounts receivable of Seller as of the date of Closing.

      1.2 Assumption of Obligations. In connection with the purchase and sale of the Assets hereunder, Buyer shall assume in writing at the Closing only those obligations of Seller as set forth on Schedule 1.2 ("Assumed Obligations"). No other Seller liabilities or obligations of any nature, whether known or unknown, fixed or contingent ("Excluded Obligations"), shall be assumed by Buyer in connection with the purchase and sale of the Assets. All Excluded Obligations shall remain the sole responsibility of Seller. Seller agrees to apply its existing cash and any cash received between the date hereof and the Closing Date to the reduction of its accounts payable and outstanding tax obligations.

      1.3 Excluded Assets. Notwithstanding the foregoing, the properties and assets of Seller set forth on Schedule 1.3 shall be retained by Seller and are expressly excluded from the purchase and sale contemplated by this Agreement (collectively, the "Excluded Assets"). Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Assets shall not include any of the Excluded Assets.

2. Purchase Price; Payment Terms.

      2.1 Purchase Price. The consideration (the "Purchase Price") for the Assets shall consist of the following: (a) One Million Two Hundred Thousand (1,200,000) shares of the common stock (the "Shares") of PhotoWorks (the "Shares Payment"); and (b) assumption of the Assumed Obligations by the Buyer.

      2.2 Payment. The Purchase Price shall be made as follows:

            (a) 800,000 of the Shares shall be paid to Seller at Closing by PhotoWorks' issuance of one or more stock certificates in the name of Seller and/or to such stockholders of Seller as directed by Seller.

            (b) 400,000 of the Shares shall be retained by PhotoWorks (the "Holdback Shares") as security for Seller's indemnification obligation under
Section 8.4 hereof. Holdback Shares as to which Buyer has not made a claim within eleven (11) months of the Closing Date (the "Holdback Period") shall be delivered to Seller and/or such stockholders of Seller as directed by Seller promptly at the end of the Holdback Period. The Shares included in the Holdback Shares may not be assigned by Seller or its shareholders (other than by Seller to its shareholders) prior to the end of the Holdback Period.

      2.3 Restricted Shares. Seller acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act. PhotoWorks has no obligation to register the Shares for resale under the 1933 Act. The stock certificates evidencing all the Shares shall carry a restrictive legend stating:

                  THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT

      2.4 Tax Consequences. It is intended that this transaction shall qualify as a reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization within the meaning of Section 361 of the Code.

3. Closing.

      3.1 Time and Place of Closing. The Closing of the sale and purchase of the Assets shall take place at 10:00 a.m., Pacific Standard time, as soon as reasonably practicable after the satisfaction or waiver of the conditions to Closing set forth herein, but in no event more than 30 days after such satisfaction or waiver (the "Closing Date") at the offices of Heller Ehrman White & McAuliffe, LLP, in Seattle, Washington or such other time and date as the parties may mutually agree upon in writing.

      3.2 Items to be Delivered at the Closing.

            (a) Items to be Delivered by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

                  (i) an executed Bill of Sale substantially in the form attached hereto as Exhibit 3.2(a)(i);

                  (ii) an executed Trademark Assignment substantially in the form attached hereto as Exhibit 3.2(a)(ii);

                  (iii) an executed Copyright Assignment substantially in the form attached hereto as Exhibit 3.2(a)(iii);

                  (iv) an Assignment of Domain Names substantially in the form attached here to as Exhibit 3.2(a)(iv);

                  (v) a master copy of each computer software program included in the Software (in both object and source code format), which shall be in a form suitable for copying;

                  (vi) a copy of all Documentation, in both printed and electronic form;

                  (vii) a copy of the resolutions of (A) the Board of Directors of Seller and (B) the shareholders of Seller, in each case authorizing Seller's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and a certificate of Seller's secretary or assistant secretary that each of such resolutions were duly adopted and are in full force and effect as of the Closing;

                  (viii) The Customer Lists and all related customer records and files and the business and financial records relating to the Assets set forth in
Section 1.1(e) hereof;

                  (ix) Copies of executed option agreements and offer letters by and between Buyer, PhotoWorks and certain of Seller's employees ("Certain Identified Employees");

                  (x) A letter from the Washington Department of Revenue with respect to the tax status of Seller; and

                  (xi) Such other documents and instruments as shall be reasonably requested to effect the transactions contemplated hereby.

            (b) Items to be Delivered by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

                  (i) a copy of the resolutions of the Board of Directors of Buyer authorizing Buyer's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (ii) the Purchase Price in accordance with the provisions of
Section 2.2 hereof.

            (c) Items to be Delivered by Seller and Buyer. At the Closing, Buyer and Seller shall both execute an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 3.2(c).

4. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

      4.1 Organization, Standing and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. Subject to the approval of the stockholders of Seller, this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      4.2 Required Filings and Consent. None of the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any third party except for such consents, authorizations, filings, approvals and registrations which are listed on Schedule 4.2 or which in the aggregate, if not obtained or made, would not be expected to have a material adverse effect on the Services or Assets (a "Material Adverse Effect").

      4.3 No Conflicts or Violations. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in a breach of the Articles of Incorporation or Bylaws of Seller, (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority, or
(iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Seller is a party or by which Seller or the Assets may be bound.

      4.4 Title to Assets.

            (a) Except as set forth on Schedule 4.4(a), Seller owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all of the Assets, free and clear of any liens and encumbrances. Seller's right, title and interest in the Seller Technology is valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any of the Seller Technology to be acquired by Buyer.

            (b) No claims have been asserted or threatened against Seller (and Seller has no knowledge of any claims which are likely to be asserted or threatened against Seller or which have been asserted or threatened against others relating to the Seller Technology) by any third party challenging Seller's use, possession, or distribution of any Seller Technology including without limitation, any Third Party Technology (as defined below) or challenging the validity or effectiveness of any license or agreement relating thereto including without limitation, any Third Party Licenses (as defined below) or alleging a violation of any third party's or entity's privacy, personal or confidentiality rights. Seller knows of no valid basis for any claim of the type specified in the immediately preceding sentence which would be reasonably expected to interfere with the continued exploitation by Seller of any of the Seller Technology in the manner currently exploited. Except as set forth on
Schedule 4.4(b), none of the Seller Technology nor the Seller's current use or exploitation of any Seller Technology including any Third Party Technology included or related thereto infringes or misappropriates any proprietary right of any third party. All of the Personal Property is in good operating condition, except for reasonable wear and tear.

      4.5 Intellectual Property.

            (a) Schedule 4.5(a) attached hereto contains an accurate and complete list of all (i) licenses and other agreements with third parties (the "Third Party Licenses") relating to any proprietary rights that Seller is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in the Seller Technology (the "Third Party Technology"), (ii) licenses and other agreements with third parties relating to any information, compilations, data lists or databases that Seller is licensed or otherwise authorized by such third parties to use, market, disseminate, distribute or incorporate in the Seller Technology and (iii) licenses and agreements with third parties under which such third party is licensed or authorized to use, sell, distribute or incorporate any Seller Technology or any portion thereof. Except as so identified on Schedule 4.5(a), the Assets are all the assets essential and required to operate Seller's business as conducted as of the Closing Date.

            (b) Except as set forth on Schedule 4.5(b), Seller has not granted any third party any right to reproduce, distribute, market or exploit any of the Seller Technology or any adaptations, translations, or derivative works based on the Seller Technology or any portion thereof. All of the Seller Technology was written, developed and created solely by employees of Seller without the assistance of any third party or were created by third parties who assigned ownership of their rights to Seller by means of valid and enforceable confidentiality and invention assignment agreements, true and correct copies of which have been delivered to Buyer. Seller has taken all steps customary and reasonable in its industry to protect the confidentiality and proprietary nature of all Seller Technology and other confidential information not otherwise protected by patents, patent applications or copyright.

            (c) No employee, contractor or consultant of Seller is in violation of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Seller or any other party because of the nature of the Services conducted by Seller or currently proposed to be conducted by Seller. Schedule 4.5(c) lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Seller Technology.

            (d) Each person presently or previously employed by Seller (including independent contractors, if any) has executed a confidentiality, non-disclosure and proprietary inventions assignment agreement pursuant to the form of agreement previously provided to Seller or its representatives. There is no unauthorized use, disclosure, infringement or misappropriation of any of the Seller Technology, or any Third Party Technology to the extent licensed by or through Seller, by any third party, including any employee, former employee or independent contractor of Seller. Except as set forth on Schedule 4.5(d), Seller has not entered into any agreement to indemnify any third party against any charge of infringement of any Seller Technology.

            (e) Schedule 4.5(e) sets forth a complete and accurate list of all customers that are licensing the Software from Seller as of the Closing Date under written contracts (the "Partnership Agreements") with Seller. Seller has previously provided Buyer with true and complete copies of all Partnership Agreements (including any amendments, addenda or material correspondence related thereto). Seller is not a party to any source code escrow agreements or other agreements giving any customer of Seller the right to obtain, gain access to, or require the disclosure or delivery of the source code to any Software to which Seller is a party as of the Closing Date.

      4.6 Compliance With Law. Except as set forth on Schedule 4.6, Seller and the operation of the Services are in compliance in all material respects with all applicable laws and regulations material to the operation of the Services. Seller has complied in all material respects at all times with any and all applicable laws, rules, regulations, proclamations and orders, except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

      4.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or threatened against Seller or any of the Assets. There is no judgment, decree or order against Seller. Except as set forth on Schedule 4.7 and to Seller's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Seller as a result of the operation of the Services.

      4.8 Tax Returns and Payments. Except as set forth on Schedule 4.8, all material tax returns and reports required by law to be filed by Seller under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all Taxes (defined below), fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Seller has no knowledge of any tax audit of Seller by any taxing or other authority in connection with any of its fiscal years. Seller has no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of the properties of Seller, nor have any such liens been threatened, other than for Taxes not yet due and payable. All taxes that Seller is or was required to withhold, deduct or collect have been duly withheld, deducted and collected, and to the extent required, have been paid to the proper governmental agency. Taxes shall include any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental agency or payable under any tax-sharing agreement or any other contracts.

      4.9 Brokers. Other than Seller's obligation for the payment of Five Thousand Eight Hundred Forty Five Dollars ($ 5,845.00) to Kay Yun, neither (i) Seller or any directors, officer, agent or employee acting on behalf of seller nor (ii) any Seller stockholder, is obligated for the payment of fees or expenses of any broker or finder in connection with this Agreement or any transaction contemplated hereby.

      4.10 Third Party Technology Contracts. Except as set forth on Schedule 4.10, neither Seller nor any other party to the Third-Party Technology Contracts is in default in performance of or not in compliance with any material provisions of such Third Party Technology Contracts. Seller has no knowledge of any intent by any other party not to perform its obligations under any such contracts. Except as forth on Schedule 4.10, Seller has the right to assign all Third-Party Technology Contracts to Buyer pursuant to this Agreement and neither the assignment of such contracts nor the consummation of the transactions contemplated by this Agreement permits or would lead any party to such contract, to terminate or alter such contract.

      4.11 Customer Lists. There are no contractual restrictions that limit Buyer's ability to use the Customer Lists for any lawful purpose consistent with the Seller's current use thereof in accordance with Seller's privacy policy.

      4.12 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to Buyer by Seller are complete and correct in all material respects.

      4.13 No Discrimination. There is and has not been any claim in writing against Seller or its officers or employees, or to Seller's knowledge, threatened against Seller or its officers or employees (in their capacities as such), based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Seller, nor to the knowledge of Seller is there any basis for any such claim that could reasonably be expected to have a material adverse effect on Seller.

5. Representations and Warranties of PhotoWorks and Buyer. PhotoWorks and Buyer represent and warrant to Seller as follows:

      5.1 Organization, Standing, and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      5.2 Organization, Standing, and Authority of PhotoWorks. PhotoWorks is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. PhotoWorks has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PhotoWorks. This Agreement constitutes the valid and binding obligation of PhotoWorks, enforceable against PhotoWorks in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      5.3 Shares; Capitalization. Upon issuance at Closing, the Shares will be duly authorized, fully-paid, and non-assessable, and clear of all liens, charges, security interests, encumbrances or other restrictions and shall not be subject to preemptive rights or similar rights of stockholders. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the PhotoWorks (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of PhotoWorks) is as set forth in the SEC Reports (as defined in Section 5.7) as of the respective dates thereof, and are set forth on Schedule 5.3 as of the date hereof. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock of PhotoWorks or its subsidiaries, or contracts, commitments, understandings or arrangements by which PhotoWorks or its subsidiaries is or may become bound to issue additional shares of its common stock, or securities or rights convertible or exchangeable into shares of common stock. Except as set forth in the SEC Reports, there are no anti-dilution or price adjustment provisions contained in any security issued by PhotoWorks or its subsidiaries (or in any agreement providing rights to security holders).

      5.4 Required Filings and Consent. None of the execution and delivery by Buyer or PhotoWorks of this Agreement or the consummation of the transactions contemplated hereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any third party except for such consents, authorizations, filings, approvals and registrations which are listed on Schedule 5.4 or which in the aggregate, if not obtained or made, would not have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Buyer or PhotoWorks and its subsidiaries, taken as a whole, or (iii) adversely impair the Buyer's or PhotoWorks' ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a "Buyer Material Adverse Effect").

      5.5 No Conflicts or Violations. The execution and delivery by Buyer and PhotoWorks of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in a breach of the Articles of Incorporation or Bylaws of Buyer or PhotoWorks, (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority, or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Buyer or PhotoWorks is a party or by which Buyer or PhotoWorks may be bound.

      5.6 Brokers and Finders. Neither Buyer nor PhotoWorks has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of Buyer or PhotoWorks, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither the Buyer nor PhotoWorks knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

      5.7 Securities Filings; Financial Statements. PhotoWorks has filed all reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to
Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto (together with any materials filed by PhotoWorks under the Exchange Act, whether or not required), being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of PhotoWorks included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of PhotoWorks (and its subsidiaries) as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Since September 27, 2003, the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Buyer Material Adverse Effect,
(ii) PhotoWorks has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in PhotoWorks' financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) PhotoWorks has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) PhotoWorks has not issued any equity securities to any officer, director or affiliate, except as an incentive for hire or pursuant to its existing stock option plans.

      5.8 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, the schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to Seller by Buyer and PhotoWorks are complete and correct in all material respects.

      5.9 Litigation. Except as set forth in the SEC Reports, there is no material action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or threatened against Buyer or PhotoWorks, nor any material judgment, decree or order against Buyer or PhotoWorks. Except as set forth on Schedule 5.9 and to PhotoWorks' or Buyer's knowledge, no circumstances exist that could reasonably be expected to result in a claim against PhotoWorks or Buyer as a result of the operation of the Services.

6. Conditions to Closing

      6.1 Conditions to the Obligation of Each Party. The respective obligations of PhotoWorks, Buyer and the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

            (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

            (b) No suit, government investigation, action or other proceeding shall be pending or threatened against PhotoWorks, Buyer or Seller before any court or governmental entity which, in the reasonable opinion of counsel for the Buyer or Seller, would be likely to restrain or prohibit any such party from consummating the transactions contemplated hereby or result in damages or other relief being obtained from such party.

      6.2 Conditions to Obligations of PhotoWorks and Buyer. The obligations of PhotoWorks and Buyer to consummate the transactions contemplated by this Agreement are further subject to satisfaction or waiver at or prior to the Closing Date of the following conditions:

            (a) The representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date and the Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement; and the Seller shall have delivered to PhotoWorks and Buyer a certificate of its President to such effect.

            (b) The Seller shall have procured all consents, approvals, authorizations or permits, including the approval of its shareholders, ("Consents") required for the consummation of the transactions contemplated by this Agreement, except for any Consents the absence of which would not reasonably be expected to result in a Material Adverse Effect on the Seller.

            (c) The Seller shall not have suffered any Material Adverse Effect since March 31, 2004, and the Seller shall have delivered to PhotoWorks and Buyer a certificate of its President to such effect.

            (d) The Seller shall have received the consent of its employees and former employees to the allocation among such persons of the deferred compensation obligation assumed by the Buyer hereunder.

            (e) All certificates and other documents delivered by Seller to PhotoWorks and Buyer hereunder shall be in form and substance reasonably satisfactory to counsel for the Buyer.

            (f) The Seller, Buyer and PhotoWorks shall have signed and delivered representation letters to Ernst & Young for use by Ernst & Young in the preparation of its technical memorandum relating to the qualification of this transaction as a reorganization under Section 368(a)(1)(C) of the Code.

      6.3 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are further subject to satisfaction or waiver at or prior to the Closing Date of the following conditions:

            (a) The representations and warranties of PhotoWorks and Buyer in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date and PhotoWorks and Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement; and Buyer shall have delivered to the Seller a certificate of the President of PhotoWorks and Buyer to such effect.

            (b) All certificates and other documents delivered by PhotoWorks and Buyer to the Seller hereunder shall be in form and substance reasonably satisfactory to counsel for the Seller.

            (c) PhotoWorks shall not have suffered any Buyer Material Adverse Effect since March 31, 2004, and the Seller shall have delivered to PhotoWorks and Buyer a certificate of its President to such effect.

            (d) Seller shall have received the approval of its stockholders with respect to this Agreement and the transactions contemplated herein.

7. Termination

      7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) By mutual written consent of the Buyer and the Seller;

            (b) By either Buyer or Seller if any court of competent jurisdiction or other governmental entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided however, that the party terminating this Agreement pursuant to this Section 7.1(b) shall use all commercially reasonable efforts to have such order, decree, ruling or action vacated;

            (c) By either Buyer or Seller if the Closing shall not have occurred on or before May 31, 2004; provided, however, that the right to terminate this Agreement under this Section 7.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Closing to have occurred on or before such date; or

            (d) By either Buyer or Seller in the event that the other party shall breach in any material respect any of its respective representations, warranties, covenants or other obligations hereunder and, within 15 business days after written notice of such breach to the breaching party, such breach shall not have been cured.

      7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein.

8. Further Covenants of the Parties.

      8.1 Publicity. Neither party shall make any public announcement concerning this Agreement, the terms hereof (including the Purchase Price), the parties' discussions or any other memoranda, letters or agreements between the parties relating to the sale of the Assets without the prior written consent of the other party; provided, however, that either party may make disclosure solely to the extent required under applicable law after reasonable consultation with the other party; provided further, however, that both parties recognize the date of execution of this Agreement represents the most appropriate date for any public announcement.

      8.2 Confidentiality. Each party acknowledges that PhotoWorks and Seller have previously executed a Mutual Non-Disclosure Agreement dated as of January 23, 2004 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, Seller agrees that from and after the Closing and for so long thereafter as the Seller Technology remains proprietary to Buyer, Seller shall not, and shall take reasonable steps to ensure that its employees and agents shall not, use or disclose any of the Seller Technology to any third party, except as may be specifically authorized by Buyer or PhotoWorks.

      8.3 Further Assurances. Following the Closing, each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      8.4 Indemnification.

            (a) From and after the Closing, until the termination of the Indemnification Period described in subsection (b) below, Seller shall indemnify Buyer, PhotoWorks, Buyer's and PhotoWorks' current and future affiliates, the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the "Buyer Indemnified Parties") and hold the Buyer Indemnified Parties harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that the Buyer Indemnified Parties have incurred arising from or relating to (i) the breach or non-performance by Seller of any representation, warranty, covenant or agreement thereof contained in this Agreement, (ii) any Excluded Obligations, or (iii) the operation of Seller's business prior to the Closing.

                  (i) Indemnification Threshold. No claim for indemnification may be made by a Buyer Indemnified Party against Seller under Section 8.4(a) until the aggregate amount of Damages under Section 8.4 exceeds $15,000 (FIFTEEN THOUSAND DOLLARS) (the "Threshold Amount"). Notwithstanding the provisions of this Section 8.4(a)(i), the Threshold Amount shall not apply to claims by a Buyer Indemnified Party with respect to Excluded Obligations.

                  (ii) Holdback Shares as Remedy for Claims. The Holdback Shares shall be the sole and exclusive source of satisfaction of any indemnity claim made by the Buyer Indemnified Parties for Damages (including costs and expenses of defense), other than for a breach of the representations and warranties set forth in Section 4.1, 4.4(a) and 4.8 hereof. The Holdback Shares shall be valued as of the date the Buyer Indemnified Parties first notify Seller in writing as to the existence of a claim. The value of the Holdback Shares shall be the average of the closing bid and asked prices for PhotoWorks' common stock on the Over the Counter Bulletin Board, or such other market as at the date of claim may be the principal trading market for PhotoWorks' common shares, for the ten trading days prior to the date of claim. With respect to a breach of the representations and warranties contained in Section 4.1, 4.4(a) and 4.8, the damages that the Buyer Indemnified Parties may recover from Seller shall not exceed the Purchase Price. The limitation in this section on remedies for Damages shall not be deemed a waiver by a Buyer Indemnified Party of any right to specific performance or other equitable relief.

            (b) All representations and warranties shall survive the Closing until the termination of eleven (11) months from the Closing Date, except for the representations and warranties in Sections 4.1, which shall survive in perpetuity, Section 4.4(a), which shall survive for a period of three years from the Closing Date, and Section 4.8, which shall survive until the expiration of the applicable statutes of limitations. The respective periods set forth in this subsection are referred to as the "Indemnification Period".

            (c) From and after the Closing, for a period of one year from the Closing Date, Buyer and PhotoWorks, jointly and severally, shall indemnify Seller, Seller's current and future affiliates, the respective officers, directors, employees, stockholders, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the "Seller Indemnified Parties") and hold the Seller Indemnified Parties harmless against any Damages that the Seller Indemnified Parties have incurred arising from or relating to (i) the breach or non-performance by Buyer or PhotoWorks of any representation, warranty, covenant or agreement thereof contained in this Agreement, (ii) any Assumed Obligations, or (iii) the operation of the Services subsequent to the Closing.

            (d) Notwithstanding anything to the contrary contained in this Agreement, except in the case of fraud, willful misconduct or intentional misrepresentation, the indemnity provisions of this Section 8.4 shall be the sole and exclusive remedy of each party against the other for breach of the representations and warranties made in this Agreement or in any other agreement ancillary hereto, or to any breach of any covenant, agreement or obligation made in this Agreement or any agreement ancillary hereto.

            (e) All claims for indemnification by any Indemnified Party under
Section 8.4 will be asserted and resolved as set forth in Appendix I attached hereto.

      8.5 Non-Competition. In consideration of the mutual covenants contained herein, for a period of three (3) years from the date of this Agreement (the "Non-Compete Period"), Seller covenants and agrees that it, either directly or indirectly, whether or not through others acting as such party's employee or agent, shall not own, manage, operate, join, control, be employed by or participate in the ownership, management, control, or operation of or be connected with, in any way, any business which is competitive with the digital imaging/processing business of PhotoWorks and its subsidiaries as conducted on the date of this Agreement.

      8.6 Non-Solicitation. During the Non-Compete Period, Seller agrees that it shall not (a) hire any employee of PhotoWorks or any of its subsidiaries or any former employee of PhotoWorks or any of its subsidiaries whose employment with PhotoWorks or such subsidiary has ceased within 90 days of such solicitation or hire; or (b) induce or attempt to induce any customer, supplier, licensee or other business relation of PhotoWorks or any of its subsidiaries to cease doing business with PhotoWorks or any of its subsidiaries, or in any way interfere with the relationship between any customer or business relation and PhotoWorks or any of its subsidiaries.

      8.7 Copies. On and after the Closing, Seller shall cease using the Seller Technology. Within thirty (30) days of the Closing, Seller shall deliver to Buyer or destroy (at Buyer's option) and purge from its computer systems all copies of the Software and Documentation and provide Buyer with written confirmation thereof.

      8.8 Employment Offers to Certain Employees of Seller. Seller hereby (a) agrees that Buyer and/or PhotoWorks may make offers of employment to Certain Identified Employees; (b) with respect to Certain Identified Employees hired by Buyer and/or PhotoWorks, waives its rights under any non-competition agreements with them; and (c) permits any Certain Identified Employee hired by Buyer and/or PhotoWorks to disclose Seller's confidential information that relate to the Assets in connection with the Services.

      8.9 Name Change; Liquidation. Seller shall, within forty-five (45) days after the Closing, amend its Certificate of Incorporation to change its name. After such name change has been effected, Seller shall discontinue using any materials bearing the name PhotoAccess, including without limitation stationery and labels, except that Seller may continue to use such name for the purpose of winding up its business and affairs with creditors, customers, vendors and similar parties. No later than four (4) months following the Closing Date; Seller shall, pursuant to a plan of liquidation, liquidate and cease its corporate existence. At all times following Closing, Seller shall not conduct any active trade or business.

      8.10 Reorganization. None of Seller, Buyer and/or PhotoWorks shall take any action that could reasonably be expected to prevent the transaction contemplated herein from qualifying as a "reorganization" pursuant to Section 368(a)(1)(C) of the Code. Nothing in this Section 8.10 shall prevent PhotoWorks from engaging in a Going Private Transaction as defined in Section 8.12 hereof.

      8.11 Reporting Requirements. With a view to making available to the Selling Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Selling Holders to sell Shares to the public without registration, PhotoWorks covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as, in the opinion of counsel to PhotoWorks, all of the Shares (other than those held by an affiliate of PhotoWorks) may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of PhotoWorks under the Exchange Act; and (iii) furnish to each Selling Holder upon request, as long as such Selling Holder owns any Shares, (A) a written statement by PhotoWorks that it has complied with the reporting requirements of the Exchange Act, (B) a copy of PhotoWorks' most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail Selling Holder of any rule or regulation of the Commission that permits the selling of any such Shares without registration.

      8.12 Going Private Transactions. For a period of one (1) year following the Closing Date, in the event that a transaction or series of transactions, including repurchases of common stock by PhotoWorks, are initiated by PhotoWorks and/or any affiliate of PhotoWorks pursuant to which PhotoWorks would be enabled to, or which would have the purpose or likelihood of enabling PhotoWorks to, deregister as a reporting company under the 1934 Act (a "Going Private Transaction"), and the Seller (and/or its stockholders, if the Shares have been distributed to such stockholders (as applicable, the "Selling Holders')) would not be entitled to receive for its Shares (including the Holdback Shares) cash consideration or shares of capital stock that would be freely tradable in the U.S. public equity markets without any restrictions as a result of the Going Private Transaction, then PhotoWorks shall notify Seller in writing (the "Notice") at least twenty (20) business days prior to the date that PhotoWorks or its affiliate enters into a definitive agreement or publicly announces commencement of any Going Private Transaction and the Selling Holders may, within ten (10) days after receiving such Notice, notify PhotoWorks of its intent to cause PhotoWorks to repurchase its Shares (including any Holdback Shares, the proceeds of which shall be subject to the Holdback Period) at the highest price as is being offered to the other holders of common stock of PhotoWorks pursuant to the Going Private Transaction (the "Sale Notice"). PhotoWorks shall, within five (5) business days of the date of the Sale Notice, provide the Selling Holders with instructions as to the procedure for effecting the sale to PhotoWorks of the Shares (including the Holdback Shares) described in the Sale Notice, which sale shall be completed (including the transfer of payment therefor) within thirty (30) days of the Sale Notice. In the event that Seller or the Selling Holders exercise their right to require PhotoWorks to purchase their Shares for cash, PhotoWorks shall have no liability for damages or reimbursement of any tax liability to Seller or the Selling Holders for a breach of Section 8.10 hereof in the event that such repurchase causes this transaction to fail to qualify as a reorganization pursuant to Section 368(a)(1)(C) of the Code.

9. Miscellaneous.

      9.1 Survival of Representations and Warranties. Subject to Section 8.4(b), all representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

      9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two (2) business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to Buyer or PhotoWorks:

                  PhotoWorks, Inc.
                  1260 16th Avenue West
                  Seattle, WA 98119
                  Attention: Loran Cashmore-Bond
                  Fax No: (206) 284-5357
                  Telephone No: (206) 281-1390

                  With a copy to:

                  Heller Ehrman White & McAuliffe LLP
                  701 Fifth Avenue, Suite 6100
                  Seattle, Washington 98104-7098
                  Attention: David R. Wilson
                  Fax: (206) 515-8918

            (b) If to Seller, to:

                  PhotoAccess Technologies, Corp.
                  815 Western Avenue, Suite 220
                  Seattle, WA 98104
                  Attention:
                  Fax No: (206) 264-2723
                  Telephone No: (206) 264-2488

                  With a copy to:

                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive
                  Suite 1600
                  Attention: Mark Skaist
                  Fax No: (949) 725-4100
                  Telephone No: (949) 725-4000

      9.3 Entire Agreement. This Agreement (including the schedules and exhibits attached hereto), (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto (including without limitation any Seller employees) any rights or remedies hereunder.

      9.4 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce at any time the provisions of this Agreement shall not be construed as a waiver of such provisions or the right of such party thereafter to enforce such provisions. No waiver shall be valid unless set forth in a written instrument signed on behalf of the waiving party.

      9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws principles. The parties agree that the exclusive jurisdiction and venue of any lawsuit between them arising under this Agreement or the transactions contemplated herein shall be the Superior Court of Washington for King County, or the United States District Court for the Western District of Washington at Seattle, and each of the parties hereby irrevocably agrees and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit.

      9.6 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that upon consummation of the transaction contemplated herein, Notwithstanding the foregoing, all sales, use, value added or similar taxes, of any nature whatsoever, applicable to, or resulting from, the sale and purchase of the Assets shall be paid by Seller.

      9.7 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that Sections 8.5 and 8.6 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek injunctive relief to prevent breaches of these provisions and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to and not in lieu of any other right and remedy to which they are entitled at law or in equity. This injunctive relief shall be in the form of a temporary restraining order, preliminary injunction or similar relief, and a permanent injunction. No bond or, if one is required by law, a bond only nominal in amount shall be required of Buyer or PhotoWorks. In the event Seller contests any of this injunctive relief with respect to its obligations under Section 8.5 or 8.6, the Non-Compete Period shall be extended by the period of time during which Seller contests or continues to contest such relief.

      9.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

      9.9 Severability. If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

      9.10 Attorneys' Fees. If legal proceedings are brought to enforce or interpret any provision of this Agreement, the prevailing party shall be awarded its reasonable attorneys' fees and costs in addition to any other relief or remedy that may be available.

      9.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

      9.12 Full Understanding. In executing this Agreement, each party fully, completely and unconditionally acknowledges and agrees that it has consulted with and had the advice and counsel of a duly licensed and competent attorney and that it has executed this Agreement voluntarily after independent investigation, and agrees that no ambiguity shall be construed against any party based upon a claim that such party drafted the applicable language.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.


                                        PHOTOWORKS, INC.

                                        By:    /s/ Philippe Sanchez
                                        Name:  Philippe Sanchez
                                        Title: President and CEO


                                        PHOTOWORKS DIGITAL IMAGING, INC.

                                        By:    /s/ Philippe Sanchez
                                        Name:  Philippe Sanchez
                                        Title: President and CEO


                                        PHOTOACCESS TECHNOLOGIES, CORP.

                                        By:    /s/ Gerald R. Barber
                                        Name:  Gerald R. Barber
                                        Title: President and CEO

                                   APPENDIX I

                      Method for Asserting Indemnity Claims

      Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement. All claims for indemnification by any Indemnified Party under Section 8.4 will be asserted and resolved as follows:

            (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 8.4 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Buyer or Seller Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver a written notice of the claim, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under
Section 8.4, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim ("Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been materially prejudiced by such failure of the Indemnified Party or to the extent of any increased amount of losses resulting from the lack or untimeliness of the notice required by this provision. The Indemnifying Party will notify the Indemnified Party as soon as practicable within a thirty day period following receipt of a Claim Notice (the "Dispute Period") whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 8.4 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Appendix I, then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be actively and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Appendix I, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to avoid a default or to mitigate its losses or other losses prior to the assumption of the defense of the Third Party Claim by the Indemnifying Party without prejudicing the interests of the Indemnifying Party; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Third-Party Claim, or any cross-complaint against any Person, and further agrees to take such other action as reasonably may be requested by an Indemnifying Party to reduce or eliminate any Losses for which the Indemnifying Party would have responsibility, but the Indemnifying Party will reimburse the Indemnified Party promptly for any reasonable expenses incurred by it in so cooperating or acting at the request of the Indemnifying Party. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Appendix I, and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the reasonable costs and expenses of such separate counsel if in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 8.4 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Appendix I, or if the Indemnifying Party gives such notice but fails to prosecute actively and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnifying Party shall reimburse the Indemnified Party for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses).The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Appendix I, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Appendix I or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Appendix I, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 8.4 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section
      8.4 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty days following delivery of the Claim Notice, such dispute shall be resolved by litigation in a court of competent jurisdiction.

      (b) In the event any Indemnified Party should have a claim under Section
8.4 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver written notice specifying the nature of and basis for such claim and for the Indemnified Party's claim against the Indemnifying Party under Section 8.4, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby or to the extent of any increased amount of losses resulting from the lack or untimeliness of the notice required by this provision. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.4 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty days following delivery of the Indemnity Notice, such dispute shall be resolved by litigation in a court of competent jurisdiction.